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                                                                 Exhibit 23(b)


                      Consent of Independent Accountants


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post-Effective Amendment No. 3 to Form S-4 Registration Statement of our report dated April 3, 1998 appearing on page F-2 of Science Applications International Corporation's Annual Report on Form 10-K for the year ended January 31, 1998. We also consent to the incorporation by reference in such Prospectus of our report dated February 27, 1998 appearing on page F-2 of the Annual Report on Form 11-K of the Science Applications International Corporation Employee Stock Purchase Plan for the year ended January 31, 1998. We also consent to the incorporation by reference in such Prospectus of our report dated April 3, 1998 appearing on page F-2 of the Annual Report on Form 11-K of the Science Applications International Corporation Cash or Deferred Arrangement for the year ended December 31, 1997. We also consent to the incorporation by reference in such Prospectus of our report dated April 3, 1998 appearing on page F-2 of the Annual Report on Form 11-K of the TransCore Retirement Savings Plan for the year ended December 31, 1997. We also consent to the incorporation by reference in such Prospectus of our report dated April 3, 1998 appearing on page F-2 of the Annual Report on Form 11-K of the Bell Communications Research Savings and Security Plan for the year ended December 31, 1997. We also consent to the incorporation by reference in such Prospectus of our report dated April 3, 1998 appearing on page F-2 of the Annual Report on Form 11-K of the Bell Communications Research Savings Plan for Salaried Employees for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

San Diego, California
April 29, 1998